UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Commonwealth Financial Corporation (the “Company”) entered into a Separation Agreement with Edward J. Lipkus, III, former Executive Vice President and Chief Financial Officer of the Company. Under the terms of the Separation Agreement, the Company will pay Mr. Lipkus a lump sum separation payment in the amount of $140,000 and will pay the cost of continuation coverage for Mr. Lipkus and his family under the Company’s group health care plan for a period of up to 13 weeks from and after the termination of his employment at an estimated cost of $3,460. In exchange for the separation payment and benefits, Mr. Lipkus has released the Company and its subsidiaries, directors, officers, employees and other affiliates from any claims that he may have as a result of his employment by, association with and separation from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2009	FIRST COMMONWEALTH FINANCIAL CORPORATION
(Registrant)

	By:	/S/ JOHN J. DOLAN
John J. Dolan
President and Chief Executive Officer